Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp Reports Results for the 2022 Third Quarter

●	Q3’22 results were significantly ahead of 2021, in line with prior guidance
●	Pursuit posted record revenue driven by new experiences and strengthening international leisure travel
●	GES delivered strong growth driven by continued industry recovery, improved cost structure, and solid execution

SCOTTSDALE, November 3, 2022 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported net income attributable to Viad of $40.1 million for the 2022 third quarter.
Steve Moster, Viad’s president and chief executive officer, commented, “We delivered substantial growth during the third quarter as Pursuit and GES both experienced stronger demand. Revenue increased nearly 64 percent year-over-year and consolidated Adjusted EBITDA reached $82 million, surpassing the amount we realized in the 2019 third quarter.”
Moster continued, “Our actions to scale Pursuit, transform GES Exhibitions’ cost structure, and strengthen Spiro’s capabilities are accelerating our growth as we capitalize on the recovery of our industries.  I am very pleased with our performance thus far and excited about our trajectory.”
Third Quarter 2022 Financial Highlights
	Three months ended September 30,
(in millions)	2022	2021	$ Change

Revenue	$382.7	$233.6	$149.1
Pursuit Revenue	163.8	117.6	46.2
GES Revenue	218.9	116.0	102.9

Net income attributable to Viad	$40.1	$15.1	$25.1

Consolidated Adjusted EBITDA*	$82.0	$52.3	$29.7
Pursuit Adjusted EBITDA*	75.1	59.6	15.5
GES Adjusted EBITDA*	10.7	(4.2)	14.9
Corporate Adjusted EBITDA*	(3.8)	(3.1)	(0.7)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Net income attributable to Viad improved by $25 million from the 2021 third quarter primarily driven by higher revenue at GES and Pursuit.
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Pursuit Results
Pursuit’s third quarter revenue increased $46.2 million (39%) from the 2021 quarter. Pursuit’s same-store revenue from experiences that were owned and open prior to 2021 was $145.1 million, up $34.9 million from the 2021 third quarter primarily due to stronger visitation at our Canadian experiences, which were impacted in 2021 by border restrictions. Revenue from new experiences opened or acquired from 2021 forward was $18.7 million versus $7.4 million in the prior year quarter, reflecting the continued ramping of Sky Lagoon and Golden Skybridge and the additions of FlyOver Las Vegas and Glacier Raft Company.
Pursuit’s third quarter adjusted EBITDA increased by $15.5 million versus the 2021 third quarter primarily due to the increase in revenue.
Regarding Pursuit’s results, Moster commented, “Pursuit delivered significant year-over-year growth during the third quarter as international tourism to Canada and Iceland improved versus 2021 and our U.S. hotels and attractions continued to post very strong results. Although we haven’t yet seen a full recovery of long-haul international guests to our Canadian experiences, Pursuit continues to achieve record levels of revenue due to our ongoing Refresh, Build, Buy efforts.  We are driving growth through investments in new attractions and hotels, as well as upgraded food and beverage and retail offerings across our existing portfolio.”
Moster continued, “As long-haul leisure travel continues to recover and awareness of our newest attractions builds, we expect strong growth will continue beyond 2022.”
GES Results
GES’ third quarter revenue increased $102.9 million (89%) from the 2021 third quarter and Adjusted EBITDA improved by $14.9 million. These improvements are primarily due to increased live event activity as compared to the 2021 third quarter.
Regarding GES’ overall results, Moster commented, “GES posted strong third quarter results as live event activity continued to improve and we realized the benefits of an improved cost structure.  Same-show revenues for events produced by our U.S. exhibitions team grew to 91% of 2019 pre-pandemic levels, up from 46% in the 2021 third quarter, and we continued to see solid spending from Spiro’s corporate clients.”
Moster continued, “The benefits of our cost structure improvements are apparent when comparing our third quarter results to those achieved in the 2019 third quarter.  On essentially the same level of revenue, we delivered adjusted EBITDA that was $13.5 million better than the 2019 third quarter.  I remain confident that the actions we took during the pandemic have positioned GES Exhibitions and Spiro for greater success in the future.”
The following table provides a comparison of 2022 third quarter revenue and Adjusted EBITDA to the comparable period in 2021 for GES’ two reportable segments.
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	Three months ended September 30,
(in millions)	2022	2021	$ Change

Revenue:
Spiro	$73.3	$37.9	$35.4
GES Exhibitions	147.9	81.1	66.7
Inter-segment Eliminations	(2.2)	(3.0)	0.7
Total GES	$218.9	$116.0	$102.9

Adjusted EBITDA*:
Spiro	$4.7	$0.9	$3.8
GES Exhibitions	6.0	(5.1)	11.1
Total GES	$10.7	$(4.2)	$14.9

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Balance Sheet and Cash Flow Highlights
We ended the third quarter with total liquidity of $165.8 million, comprising cash and cash equivalents of $79.2 million and $86.6 million of capacity available on our revolving credit facility ($100 million total facility size, less $13.4 million in letters of credit). Our debt totaled $479.4 million, including $397 million outstanding on our Term Loan B, financing lease obligations of approximately $60 million (which primarily comprises real estate leases at Pursuit), and approximately $22 million in other debt.
Our 2022 third quarter cash flow from operations was an inflow of approximately $61 million, our capital expenditures totaled approximately $23 million, and we paid approximately $2 million in cash dividends on our convertible preferred equity.  Our net debt payments during the quarter were approximately $8 million, including $15 million on our revolver offset in part by other borrowings of approximately $7 million.
Moster commented, “During the third quarter, we completed construction of and opened our new Forest Park Hotel in downtown Jasper and continued to make progress with other growth investments including FlyOver Chicago and a new mountain coaster at our Golden Skybridge attraction.  We remain focused on prudent cash management to maintain a strong liquidity position while also making smart investments in high-return growth opportunities through Pursuit’s Refresh, Build, Buy strategy.”
2022 Outlook
Regarding Viad’s outlook, Moster commented, “We have experienced very strong recovery across our businesses this year and we expect that will continue into the fourth quarter. At Pursuit, we’ll enter a seasonally slower part of the year, but we expect to deliver higher adjusted EBITDA as compared to the 2021 fourth quarter as same-store revenue improves and our newer year-round attractions continue to grow.  At GES, we expect the recent positive trends we have experienced in same-show revenue and corporate client spending will continue and result in higher fourth quarter revenue than we experienced in 2021.”
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Our guidance for Adjusted EBITDA is as follows:
(in millions)	Fourth Quarter	Full Year	Key Assumptions for Q4
Pursuit	$(9) to $(5)	$70 to $74	●	Canada Q4 same store revenue improves year-over-year during this seasonally slow quarter
	(vs. negative $9.9 in 2021)	(vs. $42.7 in 2021 and prior guidance of $70 to $80)	●	New year-round experiences continue to ramp up as guest awareness builds
			●	Revenue management efforts and pricing power help offset wage rate and other inflationary pressures

GES	$6 to $11	$54 to $60	●	Exhibitions same-show revenue will generally remain at or better than 90% of pre-pandemic levels in Q4
	(vs. $9.6 in 2021)	(vs. negative $30.4 in 2021 and prior guidance of $50 to $60)	●	Experiential marketing budgets of major Spiro clients will remain at 80%+ of pre-pandemic levels
			●	SG&A higher year-over-year to support increased business activity and future revenue growth

Corporate	~$(3.5)	~$(13.5)	●	Run rate remains similar to YTD

Conference Call Details
Management will host a conference call to review third quarter 2022 results on Thursday, November 3, 2022, at 5 p.m. (Eastern Time).
To join the live conference call, please register at least 10 minutes before the start of the call using the following link: https://www.netroadshow.com/events/login?show=7bb85684&confId=41918. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call.
A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (866) 813-9403 or (929) 458-6194 and entering the conference ID 371624.
Additionally, we will post a supplemental presentation, containing highlights of our results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
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GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

●	general economic uncertainty in key global markets and a worsening of global economic conditions;
●	travel industry disruptions;
●	seasonality of our businesses;
●	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
●	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
●	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
●	our exposure to labor shortages, turnover, and labor cost increases;
●	the importance of key members of our account teams to our business relationships;
●	the competitive nature of the industries in which we operate;
●	our dependence on large exhibition event clients;
●	adverse effects of show rotation on our periodic results and operating margins;
●	transportation disruptions and increases in transportation costs;
●	natural disasters, weather conditions, accidents, and other catastrophic events;
●	our exposure to labor cost increases and work stoppages related to unionized employees;
●	our multi-employer pension plan funding obligations;
●	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
●	our exposure to cybersecurity attacks and threats;
●	our exposure to currency exchange rate fluctuations;
●	liabilities relating to prior and discontinued operations; and
●	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

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For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric including, provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

Revenue:
Pursuit	$163,796	$117,555	$46,241	39.3%	265,179	163,658	101,521	62.0%
GES:
Spiro	73,277	37,866	35,411	93.5%	$205,518	$61,869	$143,649	**
GES Exhibitions	147,872	81,138	66,734	82.2%	414,303	101,347	312,956	**
Inter-segment eliminations	(2,224)	(2,960)	736	24.9%	(5,716)	(3,107)	(2,609)	-84.0%
Total GES	218,925	116,044	102,881	88.7%	$614,105	$160,109	$453,996	**
Total revenue	$382,721	$233,599	$149,122	63.8%	$879,284	$323,767	$555,517	**

Segment operating income (loss)
Pursuit	$64,710	$49,601	15,109	30.5%	49,083	23,183	25,900	**
GES:
Spiro	3,720	(399)	4,119	**	18,328	(14,779)	$33,107	**
GES Exhibitions	2,870	(9,100)	11,970	**	17,788	(41,521)	59,309	**
Total GES	6,590	(9,499)	16,089	**	36,116	(56,300)	92,416	**
Segment operating income (loss)	$71,300	$40,102	$31,198	77.8%	$85,199	$(33,117)	$118,316	**
Corporate eliminations	17	17	-	0.0%	51	52	(1)	-1.9%
Corporate activities (Note A)	(3,768)	(3,093)	(675)	-21.8%	(9,881)	(8,104)	(1,777)	-21.9%
Restructuring charges (Note B)	(1,387)	(2,186)	799	36.6%	(3,467)	(5,799)	2,332	40.2%
Impairment charges	-	-	-	**	(583)	-	(583)	**
Other expense	(280)	(466)	186	39.9%	(1,530)	(1,563)	33	2.1%
Net interest expense (Note C)	(10,252)	(9,518)	(734)	-7.7%	(23,890)	(20,168)	(3,722)	-18.5%
Income (loss) from continuing operations before income taxes	55,630	24,856	30,774	**	45,899	(68,699)	114,598	**
Income tax expense (Note D)	(9,802)	(5,329)	(4,473)	-83.9%	(10,579)	(118)	(10,461)	**
Income (loss) from continuing operations	45,828	19,527	26,301	**	35,320	(68,817)	104,137	**
Income (loss) from discontinued operations	(42)	248	(290)	**	285	534	(249)	-46.6%
Net income (loss)	45,786	19,775	26,011	**	35,605	(68,283)	103,888	**
Net income attributable to noncontrolling interest	(5,729)	(5,004)	(725)	-14.5%	(4,976)	(3,049)	(1,927)	-63.2%
Net loss attributable to redeemable noncontrolling interest	88	296	(208)	-70.3%	354	1,221	(867)	-71.0%
Net income (loss) attributable to Viad	$40,145	$15,067	$25,078	**	$30,983	$(70,111)	$101,094	**

Amounts Attributable to Viad:
Income (loss) from continuing operations	$40,187	$14,819	$25,368	**	$30,698	$(70,645)	$101,343	**
Income (loss) from discontinued operations	(42)	248	(290)	**	285	534	(249)	-46.6%
Net income (loss)	$40,145	$15,067	$25,078	**	$30,983	$(70,111)	$101,094	**

Income (loss) per common share attributable to Viad (Note E):
Basic income (loss) per common share	$1.40	$0.46	$0.94	**	$0.89	$(3.77)	$4.66	**
Diluted income (loss) per common share	$1.38	$0.46	$0.92	**	$0.89	$(3.77)	$4.66	**

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,612	20,420	192	0.9%	20,567	20,396	171	0.8%
Additional dilutive shares related to share-based compensation	277	322	(45)	-14.0%	214	-	214	**
Diluted weighted-average outstanding common shares	20,889	20,742	147	0.7%	20,781	20,396	385	1.9%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$75,085	$59,593	$15,492	26.0%	$79,200	$52,543	$26,657	50.7%
GES:
Spiro	4,688	890	3,798	**	21,180	(10,709)	31,889	**
GES Exhibitions	5,997	(5,115)	11,112	**	27,356	(29,303)	56,659	**
Total GES	10,685	(4,225)	14,910	**	48,536	(40,012)	88,548	**
Corporate	(3,811)	(3,064)	(747)	-24.4%	(9,613)	(7,390)	(2,223)	-30.1%
Consolidated Adjusted EBITDA	81,959	52,304	29,655	56.7%	118,123	5,141	112,982	**

	As of September 30,
Capitalization Data:	2022	2021	$ Change	% Change
Cash and cash equivalents	79,151	110,756	(31,605)	-28.5%
Total debt	479,378	469,905	9,473	2.0%
Viad shareholders' equity	7,759	25,608	(17,849)	-69.7%
Non-controlling interests (redeemable and non-redeemable)	88,886	91,902	(3,016)	-3.3%
Convertible Series A Preferred Stock (Note F):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)	Corporate Activities — The increase in corporate activities expense during the three and nine months ended September 30, 2022 was primarily due to higher performance-based compensation expense.

(B)
Restructuring Charges — Restructuring charges during the three and nine months ended September 30, 2022 and 2021 were primarily related to facility closures and severance at GES. In response to the COVID-19 pandemic, we accelerated our transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments.

(C)
Net Interest Expense — The increase in interest expense during the three and nine months ended September 30, 2022 was primarily due to higher interest rates and higher debt balances in 2022, offset in part by $0.1 million in capitalized interest recorded during the three months ended September 30, 2022 and $2.7 million during the nine months ended September 30, 2022.

(D)
Income Tax Expense – The effective rate was 18% for the three months ended September 30, 2022 and 21% for the three months ended September 30, 2021.  The effective rate was 23% for the nine months ended September 30, 2022 and 0% for the nine months ended September 30, 2021. The effective tax rates differed from the blended statutory rate primarily as a result of excluding the tax expense or benefit in jurisdictions where we have a valuation allowance. The minimal tax expense recorded for the nine months ended September 30, 2021 on a pre-tax loss was due to the minimal pre-tax income earned in jurisdictions with no valuation allowance.

(E)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method.  The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities.  The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities.  Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended September 30,				Nine months ended September 30,
(in thousands)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

Net income (loss) attributable to Viad	$40,145	$15,067	$25,078	**	$30,983	$(70,111)	$101,094	**
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(5,850)	(1,950)	(3,900)	**
Convertible preferred stock dividends paid in kind	-	-	-	**	-	(3,821)	3,821	-100.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	(488)	488	-100.0%	(763)	(1,091)	328	30.1%
Undistributed income (loss) attributable to Viad	38,195	12,629	25,566	**	24,370	(76,973)	101,343	**
Less: Allocation to participating securities	(9,368)	(3,141)	(6,227)	**	(5,991)	-	(5,991)	**
Net income (loss) allocated to Viad common shareholders (basic)	$28,827	$9,488	$19,339	**	$18,379	$(76,973)	$95,352	**
Add: Allocation to participating securities	94	36	-	**	46	-	-	**
Net income (loss) allocated to Viad common shareholders (diluted)	$28,921	$9,524	$19,339	**	$18,425	$(76,973)	$95,352	**

Basic weighted-average outstanding common shares	20,612	20,420	192	0.9%	20,567	20,396	171	0.8%
Additional dilutive shares related to share-based compensation	277	322	(45)	-14.0%	214	-	214	**
Diluted weighted-average outstanding common shares	20,889	20,742	147	0.7%	20,781	20,396	385	1.9%

(F)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.  A total of $6.8 million of dividends have been paid in kind, including $3.8 million during the first and second quarters of 2021. We began paying preferred stock dividends in cash during the 2021 third quarter and we intend to pay in cash for the foreseeable future.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$40,145	$15,067	$25,078	**	$30,983	$(70,111)	$101,094	**
(Income) loss from discontinued operations attributable to Viad	42	(248)	290	**	(285)	(534)	249	46.6%
Income (loss) from continuing operations attributable to Viad	40,187	14,819	25,368	**	30,698	(70,645)	101,343	**
Restructuring charges, pre-tax	1,387	2,186	(799)	-36.6%	3,467	5,799	(2,332)	-40.2%
Impairment charges, pre-tax	-	-	-	**	583	-	583	**
Pension plan withdrawal, pre-tax	-	-	-	**	-	57	(57)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,454	1,802	(348)	-19.3%	3,312	6,324	(3,012)	-47.6%
Tax benefit on above items	(127)	(362)	235	64.9%	(265)	(680)	415	61.0%
Income (loss) before other items	$42,901	$18,445	$24,456	**	$37,795	$(59,145)	$96,940	**

The components of income (loss) before other items per share are as follows:

Income (loss) before other items (as reconciled above)	42,901	18,445	24,456	**	37,795	(59,145)	96,940	**
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(5,850)	(1,950)	(3,900)	**
Convertible preferred stock dividends paid in kind	-	-	-	**	-	(3,821)	3,821	-100.0%
Undistributed income (loss) before other items attributable to Viad (Note B)	40,951	16,495	24,456	**	31,945	(64,916)	96,861	**
Less: Allocation to participating securities (Note C)	(9,943)	(4,055)	(5,888)	**	(7,792)	-	(7,792)	**
Diluted income (loss) before other items allocated to Viad common shareholders	$31,008	$12,440	$18,568	**	$24,153	$(64,916)	$89,069	**

Diluted weighted-average outstanding common shares	20,889	20,742	147	0.7%	20,781	20,396	385	1.9%

Income (loss) before other items per common share	$1.48	$0.60	$0.88	**	$1.16	$(3.18)	$4.34	**

(A)	Acquisition-related costs and other non-recurring expenses include:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Acquisition integration costs - Pursuit[1]	$17	$-	$136	$6
Acquisition transaction-related costs - Pursuit[1]	834	381	1,235	653
Acquisition transaction-related costs - Corporate[2]	(69)	4	39	63
Attraction start-up costs[1,3]	672	1,415	1,751	5,033
Other non-recurring expenses[2,4]	-	2	151	569
Acquisition-related and other non-recurring expenses, pre-tax	$1,454	$1,802	$3,312	$6,324

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, the Sky Lagoon in Iceland, the Golden Skybridge and Forest Park Hotel in Canada.
[4] Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)
We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(C)
Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive.  The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Weighted-average outstanding common shares	20,889	20,742	20,781	20,396
Effect of participating convertible preferred shares (if applicable)	6,674	6,674	6,674	-
Effect of participating non-vested shares (if applicable)	24	87	30	-
Weighted-average shares including effect of participating interests (if applicable)	27,587	27,503	27,485	20,396

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Same-Store - The term "same-store" is used within this document to refer to results without the impact of new experiences, if any, until such new experiences are included in the entirety of both comparable periods. Management believes that the presentation of "same-store" results permits investors to better understand Viad's performance without the effects of new experiences.

	Three months ended September 30, 2022			Three months ended September 30, 2021
($ in thousands)	As Reported	New Experiences (Note A)	Same-Store	As Reported	New Experiences (Note A)	Same-Store

Viad Consolidated:
Revenue	$382,721	$18,731	$363,990	$233,599	$7,377	$226,222

Net income attributable to Viad	$40,145			$15,067
Net income attributable to noncontrolling interest	5,729			5,004
Net loss attributable to redeemable noncontrolling interest	(88)			(296)
(Income) loss from discontinued operations	42			(248)
Net interest expense	10,252			9,518
Income tax expense	9,802			5,329
Depreciation and amortization	12,956			13,476
Restructuring charges	1,387			2,186
Other expense	280			466
Start-up costs (B)	672			1,415
Acquisition transaction-related costs	765			385
Integration costs	17			-
Other non-recurring expenses	-			2
Consolidated Adjusted EBITDA	$81,959	$6,307	$75,652	$52,304	$3,118	$49,186

Consolidated Adjusted EBITDA by Business:
Pursuit	$75,085	$6,307	$68,778	$59,593	$3,118	$56,475
Total GES	10,685	-	10,685	(4,225)	-	(4,225)
Total Segment EBITDA	85,770	6,307	79,463	55,368	3,118	52,250
Corporate EBITDA	(3,811)	-	(3,811)	(3,064)	-	(3,064)
Consolidated Adjusted EBITDA	$81,959	$6,307	$75,652	$52,304	$3,118	$49,186

Pursuit Adjusted EBITDA:
Revenue	$163,796	$18,731	$145,065	$117,555	$7,377	$110,178
Cost of services and products	(99,086)	(14,743)	(84,343)	(67,954)	(6,465)	(61,489)
Segment operating income	64,710	3,988	60,722	49,601	912	48,689
Depreciation	7,501	1,180	6,321	6,734	400	6,334
Amortization	1,351	450	901	1,462	391	1,071
Start-up costs (B)	672	672	-	1,415	1,415	-
Acquisition transaction-related costs	834	-	834	381	-	381
Integration costs	17	17	-	-	-	-
Adjusted EBITDA	$75,085	$6,307	$68,778	$59,593	$3,118	$56,475
Pursuit Operating margin	39.5%	21.3%	41.9%	42.2%	12.4%	44.2%
Pursuit Adjusted EBITDA margin	45.8%	33.7%	47.4%	50.7%	42.3%	51.3%

Total GES Adjusted EBITDA:
Revenue	$218,925	$-	$218,925	$116,044	$-	$116,044
Cost of services and products	(212,335)	-	(212,335)	(125,543)	-	(125,543)
Segment operating income (loss)	6,590	-	6,590	(9,499)	-	(9,499)
Depreciation	2,970	-	2,970	4,024	-	4,024
Amortization	1,125	-	1,125	1,250	-	1,250
Total GES Adjusted EBITDA	$10,685	$-	$10,685	$(4,225)	$-	$(4,225)
Total GES Operating margin	3.0%		3.0%	-8.2%		-8.2%
Total GES Adjusted EBITDA margin	4.9%		4.9%	-3.6%		-3.6%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$4,688		$4,688	$890		$890
GES Exhibitions	5,997		5,997	(5,115)		(5,115)
Total GES	$10,685	$-	$10,685	$(4,225)	$-	$(4,225)

Spiro Revenue	$73,277	$-	$73,277	$37,866	$-	$37,866

Spiro Adjusted EBITDA Margin	6.4%		6.4%	2.4%		2.4%

GES Exhibitions Revenue	$147,872	$-	$147,872	$81,138	$-	$81,138

GES Exhibitions Adjusted EBITDA Margin	4.1%		4.1%	-6.3%		-6.3%

(A) New Experiences comprises the following attractions and hotel properties that were opened or acquired after January 1, 2021: Sky Lagoon (opened May 2021), Golden Skybridge (acquired March 2021 and opened June 2021), FlyOver Las Vegas (opened September 2021), Glacier Raft Company (acquired April 2022), and Forest Park Hotel (opened August 2022) and costs related to the development of new experiences.

(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, and Forest Park Hotel in Canada.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Same-Store - The term "same-store" is used within this document to refer to results without the impact of new experiences, if any, until such new experiences are included in the entirety of both comparable periods. Management believes that the presentation of "same-store" results permits investors to better understand Viad's performance without the effects of new experiences.

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
($ in thousands)	As Reported	New Experiences (Note A)	Same-Store	As Reported	New Experiences (Note A)	Same-Store

Viad Consolidated:
Revenue	$879,284	$33,219	$846,065	$323,767	$10,504	$313,263

Net income (loss) attributable to Viad	$30,983			$(70,111)
Net income attributable to noncontrolling interest	4,976			3,049
Net loss attributable to redeemable noncontrolling interest	(354)			(1,221)
Income from discontinued operations	(285)			(534)
Net interest expense	23,890			20,168
Income tax expense	10,579			118
Depreciation and amortization	39,442			39,986
Restructuring charges	3,467			5,799
Impairment charges	583			-
Other expense	1,530			1,563
Start-up costs (B)	1,751			5,033
Acquisition transaction-related costs	1,274			716
Integration costs	136			6
Other non-recurring expenses (C)	151			569
Consolidated Adjusted EBITDA	$118,123	$6,175	$111,948	$5,141	$4,169	$972

Consolidated Adjusted EBITDA by Business:
Pursuit	$79,200	$6,175	$73,025	$52,543	$4,169	$48,374
Total GES	48,536	-	48,536	(40,012)	-	(40,012)
Total Segment EBITDA	127,736	6,175	121,561	12,531	4,169	8,362
Corporate EBITDA	(9,613)	-	(9,613)	(7,390)	-	(7,390)
Consolidated Adjusted EBITDA	$118,123	$6,175	$111,948	$5,141	$4,169	$972

Pursuit Adjusted EBITDA:
Revenue	$265,179	$33,219	$231,960	$163,658	$10,504	$153,154
Cost of services and products	(216,096)	(33,875)	(182,221)	(140,475)	(12,865)	(127,610)
Segment operating income (loss)	49,083	(656)	49,739	23,183	(2,361)	25,544
Depreciation	23,149	3,672	19,477	19,737	459	19,278
Amortization	3,846	1,272	2,574	3,931	1,038	2,893
Start-up costs (B)	1,751	1,751	-	5,033	5,033	-
Acquisition transaction-related costs	1,235	-	1,235	653	-	653
Integration costs	136	136	-	6	-	6
Adjusted EBITDA	$79,200	$6,175	$73,025	$52,543	$4,169	$48,374
Pursuit Operating margin	18.5%	-2.0%	21.4%	14.2%	-22.5%	16.7%
Pursuit Adjusted EBITDA margin	29.9%	18.6%	31.5%	32.1%	39.7%	31.6%

Total GES Adjusted EBITDA:
Revenue	$614,105	$-	$614,105	$160,109	$-	$160,109
Cost of services and products	(577,989)	-	(577,989)	(216,409)	-	(216,409)
Segment operating income (loss)	36,116	-	36,116	(56,300)	-	(56,300)
Depreciation	9,112	-	9,112	12,573	-	12,573
Amortization	3,308	-	3,308	3,715	-	3,715
Total GES Adjusted EBITDA	$48,536	$-	$48,536	$(40,012)	$-	$(40,012)
Total GES Operating margin	5.9%		5.9%	-35.2%		-35.2%
Total GES Adjusted EBITDA margin	7.9%		7.9%	-25.0%		-25.0%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$21,180		$21,180	$(10,709)		$(10,709)
GES Exhibitions	27,356		27,356	(29,303)		(29,303)
Total GES	$48,536	$-	$48,536	$(40,012)	$-	$(40,012)

Spiro Revenue	$205,518	$-	$205,518	$61,869	$-	$61,869

Spiro Adjusted EBITDA Margin	10.3%		10.3%	-17.3%		-17.3%

GES Exhibitions Revenue	$414,303	$-	$414,303	$101,347	$-	$101,347

GES Exhibitions Adjusted EBITDA Margin	6.6%		6.6%	-28.9%		-28.9%

(A) New Experiences comprises the following attractions and hotel properties that were opened or acquired after January 1, 2021: Sky Lagoon (opened May 2021), Golden Skybridge (acquired March 2021 and opened June 2021), FlyOver Las Vegas (opened September 2021), Glacier Raft Company (acquired April 2022), and Forest Park Hotel (opened August 2022) and costs related to the development of new experiences.

(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, the Sky Lagoon in Iceland, the Golden Skybridge, and Forest Park Hotel in Canada.
(C) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following table provides revenue and Adjusted EBITDA by quarter for 2021, along with reconciliations of Adjusted EBITDA to the nearest GAAP measure, net income attributable to Viad.

	2021
($ in thousands)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Viad Consolidated:
Net (loss) income attributable to Viad	$(43,152)	$(42,026)	$15,067	$(22,544)	$(92,655)
Net (loss) income attributable to noncontrolling interest	(1,445)	(510)	5,004	(1,363)	1,686
Net loss attributable to redeemable noncontrolling interest	(494)	(431)	(296)	(545)	(1,766)
(Income) loss from discontinued operations	(348)	62	(248)	(24)	(558)
Net interest expense	5,085	5,565	9,518	8,156	28,324
Income tax expense (benefit)	(3,045)	(2,166)	5,329	(1,906)	(1,788)
Depreciation and amortization	13,177	13,333	13,476	13,764	53,750
Restructuring charges	2,826	787	2,186	267	6,066
Other expense	360	680	466	507	2,013
Pension plan withdrawal	-	57	-	-	57
Start-up costs (A)	1,564	2,054	1,415	(289)	4,744
Acquisition transaction-related costs	243	88	385	176	892
Integration costs	1	5	-	-	6
Other non-recurring expenses (B)	10	557	2	-	569
Consolidated Adjusted EBITDA	$(25,218)	$(21,945)	$52,304	$(3,801)	$1,340

Consolidated Adjusted EBITDA by Business:
Pursuit	$(9,061)	$2,011	$59,593	$(9,854)	$42,689
Total GES	(14,226)	(21,561)	(4,225)	9,649	(30,363)
Total Segment EBITDA	(23,287)	(19,550)	55,368	(205)	12,326
Corporate EBITDA	(1,931)	(2,395)	(3,064)	(3,596)	(10,986)
Consolidated Adjusted EBITDA	$(25,218)	$(21,945)	$52,304	$(3,801)	$1,340

Pursuit Adjusted EBITDA:
Revenue	$9,790	$36,313	$117,555	$23,390	$187,048
Cost of services and products	(28,111)	(44,410)	(67,954)	(41,964)	(182,439)
Segment operating income (loss)	(18,321)	(8,097)	49,601	(18,574)	4,609
Depreciation	6,457	6,546	6,734	7,623	27,360
Amortization	1,030	1,439	1,462	1,177	5,108
Start-up costs (A)	1,564	2,054	1,415	(289)	4,744
Acquisition transaction-related costs	208	64	381	209	862
Integration costs	1	5	-	-	6
Adjusted EBITDA	$(9,061)	$2,011	$59,593	$(9,854)	$42,689
Pursuit Operating margin	**	-22.3%	42.2%	-79.4%	2.5%
Pursuit Adjusted EBITDA margin	-92.6%	5.5%	50.7%	-42.1%	22.8%

Total GES Adjusted EBITDA:
Revenue	$19,145	$24,920	$116,044	$160,183	$320,292
Cost of services and products	(39,049)	(51,817)	(125,543)	(155,494)	(371,903)
Segment operating income (loss)	(19,904)	(26,897)	(9,499)	4,689	(51,611)
Depreciation	4,433	4,116	4,024	3,746	16,319
Amortization	1,245	1,220	1,250	1,214	4,929
Total GES Adjusted EBITDA	$(14,226)	$(21,561)	$(4,225)	$9,649	$(30,363)
Total GES Operating margin	**	**	-8.2%	2.9%	-16.1%
Total GES Adjusted EBITDA margin	-74.3%	-86.5%	-3.6%	6.0%	-9.5%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$(5,542)	$(6,057)	$890	$6,430	$(4,279)
GES Exhibitions	(8,684)	(15,504)	(5,115)	3,219	(26,084)
Total GES	$(14,226)	$(21,561)	$(4,225)	$9,649	$(30,363)

Spiro Revenue	$12,059	$11,944	$37,866	$54,718	$116,587

Spiro Adjusted EBITDA Margin	-46.0%	-50.7%	2.4%	11.8%	-3.7%

GES Exhibitions Revenue	$7,152	$13,057	$81,129	$108,152	$209,490

GES Exhibitions Adjusted EBITDA Margin	**	**	-6.3%	3.0%	-12.5%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, the Sky Lagoon in Iceland, the Golden Skybridge and Forest Park Hotel in Canada.
(B) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.